Form 8-K

                 UNITED STATES SECURITIES AND EXCHANGE COMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 29, 2000


                                 EPICEDGE, INC.
             (Exact name of Registrant as specified in its charter)


                                      Texas
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

         0-9129                                           75-1657943
(Commission File Number)                    (IRS Employer Identification Number)



                                  3200 Wilcrest
                                    Suite 370
                            Houston, Texas 77042-3366
                                  713-784-2374
          (Address and telephone number of principal executive offices)




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Item 5.        Other Events

               Sale of $2,000,000 of unregistered common stock and appointment of
               Robert G. Allison to the Board of Directors                                               2

               Resignation of Charles H. Leaver, Jr. as Chief Executive Officer and
               Vice Chairman                                                                             2

               Appointment of Jenkens & Gilchrist, P.C. as General Counsel                               2

Item 7.        Exhibits

               99.1           Press Release dated September 29, 2000

               99.2           Stock Purchase Agreement

               99.3           Shareholders' Agreemnt

               99.4           Registration Rights Agreement


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Item 5.        Other Events

               On September 29, 2000, we sold 2,000,000 shares of our unregistered common stock for $2,000,000 to two of our current investors, Edgewater Private Equity Fund III, L.P. and Fleck T.I.M.E. Fund L.P. pursuant to a stock purchase agreement. The stock purchase agreement provides for two additional board members to be appointed by Edgewater. Robert G. Allison, a senior partner of the Edgewater Private Equity Funds was appointed to our Board of Directors on September 29, 2000.

               On September 29, 2000, Charles H. Leaver, Jr. resigned from his position as our Chief Executive Officer and Vice Chairman. Jeffrey S. Sexton, our President and Chief Operating Officer, was appointed interim Chief Executive Officer by our Board of Directors until a new Chief Executive Officer can be hired. We have selected Heidrick and Struggles International, Inc. to perform a search for a new Chief Executive Officer.

               On September 29, 2000, our Board of Directors appointed Jenkens & Gilchrist P.C. as our general counsel replacing Brewer & Pritchard, P.C., our previous general counsel.

Item 7.        Exhibits

Exhibit 99.1  Press Release dated September 29, 2000.

Exhibit 99.2  Stock Purchase Agreement

Exhibit 99.3  Shareholders' Agreement

Exhibit 99.4  Registration Rights Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                EpicEdge, Inc.


Date:  October 14, 2000                         By /s/ Paul Ruiz
                                                   -----------------------------
                                                   Paul Ruiz
                                                   Chief Financial Officer

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